Exhibit 10.24

PARSONS CORPORATION

Employee Stock Purchase Plan

OFFERING DOCUMENT FOR SPECIAL OFFERING PERIOD

This document (this “Offering Document”) is hereby adopted by the Compensation Committee of the Board of Directors of Parsons Corporation (the “Company”), in its capacity as administrator of the Parsons Corporation Employee Stock Purchase Plan (the “ESPP”) and is hereby incorporated by reference into and made a part of the ESPP.  Defined terms used herein without definition shall have the meanings specified in the ESPP.

This Offering Document shall apply with respect to only the “Special Offering” under the ESPP during the “Special Offering Period” (each as defined below).

Special Offering Period:

The “Special Offering” shall be implemented by a single Offering Period of two months in length commencing on November 1, 2021, and ending on December 31, 2021 (the “Special Offering Period”).  November 1, 2021 shall be the “Enrollment Date’ under the ESPP for purposes of the Special Offering and December 31, 2021 shall be the “Exercise Date” under the ESPP for purposes of the Special Offering.

The Special Offering will be a separate Offering under the Section 423 Component of the ESPP.

The Special Offering shall be treated as a separate and distinct Offering under the ESPP, and the provisions of the ESPP will separately apply to the Special Offering.

Eligibility Requirements:

Only Eligible Employees of BlackHorse Solutions, Inc. and the following Subsidiary Corporations of BlackHorse Solutions, Inc. (the “BlackHorse Participating Companies”) shall be eligible to participate in the Special Offering, provided they meet the other eligibility requirements set forth in the ESPP:

BlackHorse Solutions, Inc.

[Others to come]1

For the Special Offering, the following eligibility requirements shall apply to determine who is an “Eligible Employee” of the BlackHorse Participating Companies for purposes of the Special Offering Period, in addition to the other eligibility requirements set forth in the ESPP:

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List to include BlackHorse Solutions, Inc. and its corporate subsidiaries (or disregarded entities).  Note that all corporate subsidiaries under BlackHorse Solutions, Inc. must be eligible to participate in the Special Offering.

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(a)

an Employee will not be an Eligible Employee for the Special Offering Period unless such Employee has been an Employee of any BlackHorse Participating Company for at least five months prior to November 1, 2021;

(b)	any Employee whose customary employment with any BlackHorse Participating Company is less than 17.5 hours per week shall not be an Eligible Employee; and

(c)	any Employee whose customary employment with any BlackHorse Participating Company is for less than five months per calendar year shall not be an Eligible Employee.

Other Terms and Conditions:	Except as provided in this Offering Document, the other terms and conditions of the Special Offering and the Special Offering Period shall be as provided in the ESPP.
A Participant may participate in only one Offering Period at a given time.

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